UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2020 (November 6, 2020)

AVALON HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-14105	34-1863889
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

One American Way, Warren, Ohio 44484

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (330) 856-8800

(Former name and address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	AWX	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 6, 2020, the Board of Directors (the “Board”) of Avalon Holdings Corporation (“Avalon” or the “Company”) accepted the resignation of Mr. David G. Bozanich as a member of the Company’s Board. Mr. Bozanich also resigned from his positions on the Company’s Audit Committee, Executive Committee and Option Plan Committee.

Mr. Bozanich’s decision to resign from his positions on the Board of Directors, Audit Committee, Executive Committee and Option Plan Committee is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Mr. Bozanich for his commitment to the Company.

In addition, on November 6, 2020, the Board of Avalon appointed Mr. Timothy C. Coxson, 70, to the Board, effective November 6, 2020, to hold office until the Company’s 2021 annual meeting of shareholders and until his successor is elected and qualified, or until his death, resignation or removal. The Board has determined that Mr. Coxson satisfies the applicable independence requirements of the New York Stock Exchange corporate governance standards.

Mr. Coxson was previously a director of the Company from April 2007 to April 2015. He was also Chief Financial Officer and Treasurer of Avalon from June 1998 until August 2004 and from March 2006 until November 2014. From September 2004 to March 2006 and from December 2014 to October 2015, he was Director of Corporate Services of Avalon. Mr. Coxson has been retired since leaving the Company in October 2015.

Mr. Coxson has over 25 years of experience in accounting and external reporting while working for publicly owned companies. Mr. Coxson, has expertise in corporate finance, financial reporting and accounting and has extensive executive management experience. He has held various executive positions in accounting throughout his career. The Board also benefits from Mr. Coxson’s knowledge and familiarity of the waste and golf business. He received a Bachelor of Business Administration degree in Accounting from The Ohio State University.

Mr. Coxson was also appointed to the Company’s Audit Committee, Executive Committee and Option Plan Committee. The Board has determined that Mr. Coxson satisfies all applicable requirements to serve on such committees.

As a non-employee director, Mr. Coxson will receive compensation in the same manner as the Company’s other non-employee directors as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 13, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON HOLDINGS CORPORATION
(Registrant)

DATED: November 9, 2020		/s/ Bryan P. Saksa
	By:	Bryan P. Saksa
Chief Financial Officer and Treasurer